SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2004

CNL RETIREMENT PROPERTIES, INC.
 (Exact Name of Registrant as Specified in Charter)

Maryland (State or other jurisdiction of incorporation)	000-32607 (Commission File Number)	59-3491443 (IRS Employer Identification No.)

450 South Orange Avenue Orlando, Florida (Address of principal executive offices)	32801 (Zip Code)

Registrant's telephone number, including area code: (407) 650-1000

Item 5. Other Events and Required FD Disclosure.

        Reference is made to the press release dated January 13, 2004, which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

    (a)        Not applicable.

    (b)        Not applicable.

    (c)        Exhibits.

         Exhibit No. 99.1 Press Release dated January 13, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 13, 2004	CNL RETIREMENT PROPERTIES, INC. By: /s/ Thomas J. Hutchison III —————————————— THOMAS J. HUTCHISON III Chief Executive Officer

EXHIBIT INDEX

Exhibit 99.1 Press Release dated January 13, 2004.

Retirement Properties, Inc. CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801-3336 tel (407) 835-3200 (800)522-3863 fax (407) 835-3232 www.cnlonline.com

News Release

For information contact:
Lauren Harris
Director of Marketing
CNL Real Estate Services, Inc.
(407) 650-1205

For Immediate Release January 13, 2004

   CNL Retirement Properties, Inc. to Acquire a Horizon Bay Senior Communities’ Portfolio for Approximately $562 Million

   With Horizon Bay Portfolio, CNL Retirement Properties, Inc. Enhances Geographic and Concept Diversification; Portfolio to Grow to 139 Properties in 29 States

ORLANDO, Fla. – CNL Retirement Properties, Inc., a leading real estate investment trust in the seniors’ housing industry, today announced it has entered into a definitive purchase and sale agreement with affiliates of WHSLH Realty, L.L.C. (“WHSLH”) to acquire a portfolio of Horizon Bay Senior Communities (“Horizon Bay”) for approximately $562 million.

The total acquisition will include 20 seniors’ housing properties, with 19 properties to be acquired in one transaction and one property to be acquired in a separate transaction. The properties are located in Alabama, Arizona, California, Florida, Illinois, Rhode Island and Texas, and have a combined total of approximately 3,600 units. With the acquisition of this Horizon Bay portfolio, CNL Retirement Properties, Inc. will continue to grow and maintain its position as one of the nation’s largest seniors’ housing REITs, with an expanded portfolio of 139 properties in 29 states. This acquisition will mark the company’s entrance into the Arizona and Rhode Island markets. The 20 properties – many of which have recently undergone significant renovations – are managed by Horizon Bay, who will retain management under new long-term agreements.

“This strategic opportunity will enable CNL to further its position as one of the nation’s largest and most dynamic REITs in the seniors housing industry, with the addition of an impressive mix of independent and assisted living communities in a number of strong, demand-driven markets,” said Thomas J. Hutchison III, chief executive officer and president of CNL Retirement Properties, Inc. “We are equally pleased to be associated with Horizon Bay, a premier management company that shares and embraces CNL’s high standards of quality care.”

“We appreciate the recognition and are excited to be strategically aligned with a long-term investor like CNL Retirement Properties, Inc.,” said Thilo D. Best, chief executive officer and president of Horizon Bay. “This transaction helps Horizon Bay take advantage of future opportunities in our industry as we strive to exceed the standards of our institutional owners.”

-More-

CNL Retirement Properties, Inc. to Acquire Horizon Bay Senior Communities’ Portfolio, 2

The largest property in the Horizon Bay portfolio is Pinecrest Place, which is located in Largo, Florida, and has 388 independent living units and 47 assisted living units. Last year, the property completed an extensive interior and exterior renovation. Improvements included a rebuilt portico entrance, new landscaping and painting, an additional 15,000 square feet of common areas, and completely renovated and refurbished dining room, lobby and activity areas.

The transaction is expected to close during the first quarter of 2004. The acquisitions are subject to customary closing conditions, and there are no assurances that all of the closing conditions will be satisfied or that these facilities will be acquired by CNL Retirement Properties, Inc.

About CNL Retirement Properties, Inc.

CNL Retirement Properties, Inc. is an affiliate of CNL Financial Group, Inc., and specializes in the acquisition of quality independent and assisted living communities and continuing care retirement communities. Headquartered in Orlando, Florida, CNL Financial Group, Inc. is one of the nation’s largest, privately held real estate investment and finance companies. CNL Financial Group, Inc. and the entities it has formed or acquired have over $9.5 billion in assets, representing more than 4,000 properties in 49 states and Canada.

About Horizon Bay Senior Communities

Horizon Bay Senior Communities, headquartered in Tampa, Fla., operates 22 seniors housing communities in eight states. The Horizon Bay portfolio includes independent living and continuum of care retirement communities. Horizon Bay also offers specialty programs for seniors, including Harbor Courts for the memory impaired, and the LiveWell! Program, which focuses on resident wellness. The Horizon Bay web site is www.horizonbay.com .

About WHSLH Realty, L.L.C.

WHSLH Realty, L.L.C. is owned by The Whitehall Street Real Estate Funds, which are private real estate investment funds managed by Goldman, Sachs & Co.

_________________

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

Certain statements and information included in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about future events. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied in such forward-looking statements. The Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Although the Company believes its current expectations are based upon reasonable assumptions, the Company can give no assurance that expectations will be attained or that actual results will not differ materially.